Exhibit 10.5

CONFIDENTIAL

CORONADO GLOBAL RESOURCES INC.
2018 NON-EXECUTIVE DIRECTOR PLAN

ARTICLE I
GENERAL

1.1                               Purpose

The Coronado Global Resources Inc. 2018 Non-Executive Director Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined):  (a) attract, retain and motivate non-employee directors of the Board of Directors of Coronado Global Resources Inc., a Delaware corporation (“Coronado”) (each such director, a “Non-Executive Director”); (b) align the interests of such directors with the Company’s shareholders; and (c) promote ownership of the Company’s equity.  The Plan is subject to subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth).

1.2                               Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

1.2.1                     “ASX” means ASX Limited ACN 008 624 691 or the Australian Securities Exchange, as the context required.

1.2.2                     “ASX Listing Rules” means the official listing rules of the ASX as they apply to the Company from time to time.

1.2.3                     “ASX Settlement” means ASX Settlement Pty Limited (ABN 49 008 504 532).

1.2.4                     “ASX Settlement Operating Rules” means the settlement operating rules of ASX Settlement.

1.2.5                     “Award” means an award made pursuant to the Plan.

1.2.6                     “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee.  Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.7                     “Board” means the Board of Directors of Coronado.

1.2.8                     “Business Combination” has the meaning provided in the definition of Change in Control.

1.2.9                     “CDI” is a CHESS depositary interest, being a security interest as defined in the ASX Settlement Operating Rules, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.2.

1.2.10              “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.11              “Change in Control” means, except in connection with any initial public offering of the Common Stock, CDIs or other security interest of the Company, the occurrence of any of the following events:

(a)                                 during a period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Coronado in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Coronado as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)                                 any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Coronado representing 50% or more of the combined voting power of Coronado’s then-outstanding securities eligible to vote for the election of the Board (“Coronado Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership or acquisition of Coronado Voting Securities:  (A) by Coronado or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by Coronado or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition) or (E) by Energy Minerals Group, Coronado LLC or any of their affiliates;

(c)                                  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Coronado that requires the approval of Coronado’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), excluding such a Business Combination with Energy Minerals Group, Coronado LLC or any of their affiliates, unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power is represented by Coronado Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares or other security into which such Coronado Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Coronado Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least 50% of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”);

(d)                                 the consummation of a sale of all or substantially all of Coronado’s assets (other than to Energy Minerals Group, Coronado or any of their affiliates); or

(e)                                  the stockholders of Coronado approve a plan of complete liquidation or dissolution of Coronado.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Coronado Voting Securities as a result of the acquisition of Coronado Voting Securities by Coronado which reduces the number of Coronado Voting Securities outstanding; provided, that if after such acquisition by Coronado, such person (other than Energy Minerals Group, Coronado LLC or any of their affiliates) becomes the beneficial owner of additional Coronado Voting Securities that increases the percentage of outstanding Coronado Voting Securities beneficially owned by such person, a Change in Control shall then occur.

1.2.12              “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.13              “Committee” has the meaning set forth in Section 1.3.1.

1.2.14              “Common Stock” means the common stock of Coronado, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.15              “Company” means Coronado and any Subsidiary.

1.2.16              “Consent” has the meaning set forth in Section 3.3.2.

1.2.17              “Coronado Voting Securities” has the meaning provided in the definition of Change in Control.

1.2.18              “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.19              “Effective Date” has the meaning set forth in Section 3.22.

1.2.20              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.21              “Fair Market Value” means, (i) with respect to a CDI, the closing price for the CDI on the applicable date as reported on the ASX or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, and (ii) with respect to a Share, the product of (x) ten and (y) the closing price for a CDI on the applicable date as reported on the ASX or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, in each case unless determined as otherwise specified herein; provided that if the Shares are listed on the New York Stock Exchange or NASDAQ, then the Fair Market Value will mean, with respect to a Share, the closing price for a Share on the applicable date as reported on the New York Stock Exchange or NASDAQ, as applicable.  For purposes of the grant of any Award, unless otherwise provided in an Award Agreement, the applicable date will be the trading day immediately prior to the date the Award is granted.  For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.22              “Grantee” means a Non-Executive Director who receives an Award.

1.2.23              “Incumbent Directors” has the meaning provided in the definition of Change in Control.

1.2.24              “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.

1.2.25              “Plan Action” will have the meaning set forth in Section 3.3.1.

1.2.26              “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.27              “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.28              “Shareholder Approval Limit” means the aggregate dollar amount of compensation approved by the Coronado’s shareholders for payment to the Non-Executive Directors with respect to a period of time established by such shareholders in accordance with law.

1.2.29              “Shares” means shares of Common Stock.

1.2.30              “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which Coronado has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners or in which Coronado has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.

1.2.31              “Surviving Entity” has the meaning provided in the definition of Change in Control.

1.2.32              “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

For the avoidance of doubt, any references to “stock” or “shares” in this Plan may be read as a reference to CDIs or Shares as the context reasonably requires, unless the contrary intention is expressly stated in the Plan.

1.3                               Administration

1.3.1                     The Compensation and Nominating Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan.  In particular, the Committee will have the authority in its sole discretion to:

(a)                                 exercise all of the powers granted to it under the Plan;

(b)                                 construe, interpret and implement the Plan and all Award Agreements;

(c)                                  prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)                                 make all determinations necessary or advisable in administering the Plan;

(e)                                  correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)                                   amend the Plan to reflect changes in applicable law;

(g)                                  grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of directorship on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon continued service;

(h)                                 amend any outstanding Award Agreement in any respect, including, without limitation, to

(1)                                 accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any CDIs or Shares acquired pursuant to such Award will be restricted CDIs or Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(2)                                 accelerate the time or times at which CDIs or Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any CDIs or Shares delivered pursuant to such

Award will be restricted CDIs or Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),

(3)                                 waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions or

(4)                                 reflect a change in the Grantee’s circumstances (e.g., a change in position, duties or responsibilities); and

(i)                                     determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,

(1)                                 Awards may be

(A)                               settled in cash, CDIs, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement),

(B)                               exercised or

(C)                               canceled, forfeited or suspended,

(2)                                 CDIs, Shares, cash, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,

(3)                                 to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards,

(4)                                 Awards may be settled by Coronado, any of its Subsidiaries or affiliates or any of their designees and

(5)                                 the exercise price for any stock option or stock appreciation right may be reset.

1.3.2                     Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically).  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting.  The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.  The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties.  In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.  Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3                     Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4                     No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute.  Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)                                 any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)                                 any and all amounts paid by such Covered Person, with Coronado’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Coronado will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Coronado gives notice of its intent to assume the defense, Coronado will have sole control over such defense with counsel of Coronado’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Coronado’s Certificate of Incorporation or By-laws, as amended from time to time, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that Coronado may have to indemnify such persons or hold them harmless.

1.4                               Persons Eligible for Awards

Awards under the Plan may be made to Non-Executive Directors.

1.5                               Types of Awards Under Plan

Awards may be made under the Plan in the form of cash-based and/or stock-based Awards.  Stock- based Awards may be in the form of any of the following, in each case in respect of CDIS or Shares as determined from time to time:

(a)                                 stock options,

(b)                                 stock appreciation rights,

(c)                                  restricted shares or CDIs,

(d)                                 restricted stock units,

(e)                                  dividend equivalent rights and

(f)                                   other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

For the avoidance of doubt, the Committee may determine that an Award will be satisfied by cash, Shares or CDIs, with such decision to be determined by the Committee at any time after the Award date (including on vesting and, if applicable, exercise of the relevant Award).

1.6                               Shares of Common Stock Available for Awards

1.6.1                     Shareholder Approval Limit.  Aggregate Awards to any one Grantee in respect of any fiscal year, solely with respect to his or her service as a director of the Board, may not exceed the Shareholder Approval Limit in effect at any time based on the aggregate value of cash Awards and Fair Market Value of stock-based Awards, in each case, determined as of the date of grant.

1.6.2                     Adjustments.  The Committee will adjust the terms of any outstanding Awards (including, without limitation, the number of CDIs or Shares covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award),in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued CDIs or Shares (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of CDIs or Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure, CDIs or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code , or to the extent that such adjustment would be contrary to the ASX Listing Rules if Coronado is listed on the ASX.  Where applicable, the Committee will make the adjustments referred to in this Section in the manner allowed or required by the ASX Listing Rules, if Coronado is listed on the ASX.

ARTICLE II
AWARDS UNDER THE PLAN

2.1                               Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate.  Unless otherwise provided herein and subject to the ASX Listing Rules, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Coronado.  By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2                               No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Coronado or holder of CDIs with respect to CDIs or Shares subject to an Award until the delivery of such CDIs or Shares.  Except as otherwise provided in Section 1.6.2, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, CDIs, Common Stock, other securities or other property) for which the record date is before the date the Grantee is registered as the holder of CDIs or Shares, as applicable, as determined by the Committee or the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such CDIs or Shares.

2.3                               Options

2.3.1                     Grant.  Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.  A stock option granted under the Plan represents a right to purchase a CDI or a Share at a specified price for a specified period of time.

2.3.2                     Exercise Price.  The exercise price per CDI or share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.2, may never be less than the Fair Market Value.

2.3.3                     Term of Stock Option.  In no event will any stock option be exercisable after the expiration of 10 years from the date on which the stock option is granted.

2.3.4                     Vesting and Exercise of Stock Option and Payment for CDIs and Shares.  A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement.  Subject to any limitations in the applicable Award Agreement, any CDIs or Shares not acquired pursuant to the exercise of a stock option on or following the applicable vesting date because the Grantee chose to exercise less than the total number of vested options at the time of exercise may be acquired thereafter at any time before the final expiration of the stock option.

To exercise a stock option, the Grantee must give written notice to Coronado specifying the number of stock options to be exercised and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:

(a)                                 personal check,

(b)                                 CDIs or Shares, based on the Fair Market Value as of the exercise date, of the same class of securities as those to be granted by exercise of the stock option,

(c)                                  any other form of consideration approved by the Company and permitted by applicable law and

(d)                                 any combination of the foregoing.

The Committee may also make arrangements for the cashless exercise of a stock option.  Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Coronado on terms acceptable to Coronado with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.  The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share or other applicable security certificates and issuing stop-transfer notices to agents and registrars.  If a Grantee so requests, CDIs or Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.5                     Repricing.  Except as otherwise permitted by Section 1.6.2 and subject to the ASX Listing Rules, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Coronado’s stockholders.

2.4                               Stock Appreciation Rights

2.4.1                     Grant.  Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.  A stock appreciation right granted under the Plan represents a right to receive, upon exercise, a payment equal to the excess of the Fair Market Value of a CDI or a Share on the date of exercise of a stock appreciation right over the exercise price of the stock appreciation right.

2.4.2                     Exercise Price.  The exercise price per CDI or Shares with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.2, may never be less than the Fair Market Value.

2.4.3                     Term of Stock Appreciation Right.  In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.4.4                     Vesting and Exercise of Stock Appreciation Right and Delivery of CDIs and Shares.  Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted.  Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on or following the applicable vesting date because the Grantee chose to exercise less than the total number of vested stock appreciation rights at the time of exercise may be exercised thereafter at any time before the final expiration of the stock appreciation right.

To exercise a stock appreciation right, the Grantee must give written notice to Coronado specifying the number of stock appreciation rights to be exercised.  Upon exercise of stock appreciation rights, CDIs, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:

(a)                                 the excess of:

(1)                                 the Fair Market Value of CDIs or Shares on the date of exercise over

(2)                                 the exercise price of such stock appreciation right multiplied by

(b)                                 the number of stock appreciation rights exercised will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Coronado on terms acceptable to Coronado with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.  If a Grantee so requests, CDIs or Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5                     Repricing.  Except as otherwise permitted by Section 1.6.2 and subject to the ASX Listing Rules, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Coronado’s stockholders.

2.5                               Restricted Shares and CDIs

2.5.1                     Grants.  The Committee may grant or offer for sale restricted shares or restricted CDIs, subject to applicable law and ASX Listing Rules in such amounts and subject to such terms and conditions as the Committee may determine.  Upon the delivery of such restricted shares or restricted CDIs, as applicable, the Grantee will have, in the case of restricted shares, the rights of a stockholder with respect to the restricted shares, and, in the case of restricted CDIs, the rights of a holder of CDIs with respect to the restricted CDIs, in each case subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement.  Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares.  In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by Coronado or its designated agent until the time the restrictions lapse.  Each Grantee of an Award of restricted CDIs will be noted in a book entry system and will be subject to a holding lock until the time the restriction lapses.

2.5.2                     Right to Vote and Receive Dividends on Restricted Shares.  Each Grantee of an Award of restricted shares or restricted CDIs will, during the period of restriction, be the beneficial and record owner of such restricted shares or restricted CDIs and will have full voting rights with respect thereto.  Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted share or restricted CDI will be paid to the relevant Grantee (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.2).

2.6                               Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine.  A restricted stock unit granted under the Plan represents the right to receive CDIs, Shares, cash or other securities or property in the future, at such times, and subject to such conditions, as the Committee shall determine.  A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Coronado, until delivery of CDIs, Shares, cash or other securities or property is made as specified in the applicable Award Agreement.  On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive CDIs, Shares, cash or other securities or property or a combination thereof, as specified by the Committee.  Unless otherwise specified in an Award Agreement, in the event that a Grantee is removed or terminated as a director, or otherwise ceases to be a director of the Company, then, subject to and in accordance with the terms of this Plan, each vested restricted stock unit then held by the Grantee as of the date of such cessation of services shall be settled as of such date.

2.7                               Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the CDIs or Shares covered by such Award if such CDIs or Shares had been delivered pursuant to such Award.  The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Coronado until payment of such amounts is made as specified in the applicable Award Agreement.  In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, CDIs, Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8                               Other Stock-Based or Cash-Based Awards

The Committee may grant other types of equity-based, equity-related or cash-based Awards (including retainers and meeting-based fees and the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee may determine.  Such Awards may entail the transfer of CDIs or Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of a specific jurisdiction.

ARTICLE III
MISCELLANEOUS

3.1                               Amendment of the Plan

3.1.1                     Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.2, and 3.6, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.  Subject to Sections 1.3, 1.6.2, and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

3.1.2                     Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.

3.2                               Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award.  As a condition to the delivery of any CDIs, Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award,

(a)                                 the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including CDIs or Shares otherwise deliverable),

(b)                                 the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or

(c)                                  the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the maximum amounts of such taxes required by law to be withheld.

3.3                               Required Consents and Legends

3.3.1                     If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of CDIs or Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee.  The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2                     The term “Consent” as used in this Article III with respect to any Plan Action includes:

(a)                                 any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,

(b)                                 any and all written agreements and representations by the Grantee with respect to the disposition of CDIs, Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,

(c)                                  any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,

(d)                                 any and all consents by the Grantee to:

(1)                                 the Company’s supplying to any third-party record-keeper of the Plan such personal information as the Committee deems advisable to administer the Plan,

(2)                                 the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and

(3)                                 the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on CDIs or Shares delivered under the Plan and

(e)                                  any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.  Nothing herein will require the Company to list, register or qualify the shares of Common Stock or other security interests of the Company on any securities exchange.

3.4                               Right of Offset

The Company will have the right to offset against its obligation to deliver CDIs or Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.  Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

3.5                               Non-assignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative, unless the Committee otherwise determines in its sole discretion.  Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited.  All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6                               Change in Control

3.6.1                     Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement and subject to the ASX Listing Rules, upon a Change in Control, each Award shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and any CDIs or Shares deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Change in Control.

3.6.2                     In the event of a Change in Control, unless otherwise provided in the applicable Award Agreement, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion:  (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of directorship within a specified period after a Change in Control, subject to ASX Listing Rules) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate or (iv) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all CDIs or Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control.  For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.  Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

3.7                               Right of Discharge Reserved

Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will (1) confer upon any Grantee the right to remain in the service of Coronado or any of its Subsidiaries as a Non-Executive Director, (2) affect any right which Coronado or any Subsidiary may have to terminate or alter the terms and conditions of such service or (3) create any obligation on behalf of the Board to nominate any Non-Executive Director for re-election to the Board by Coronado’s stockholders or to nominate and elect such person to the board of directors of any of Coronado’s Subsidiaries.

3.8                               Nature of Payments

3.8.1                     Any and all grants of Awards and deliveries of CDIs or Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for Coronado or any Subsidiary by the Grantee.  Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee.  Only whole CDIs or Shares will be delivered under the Plan.  Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional CDIs or Shares.  Fractional CDIs or Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2                     All such grants and deliveries of CDIs, Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of any future awards and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9                               Non-Uniform Determinations

3.9.1                     The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s directorship has been terminated for purposes of the Plan.

3.9.2                     To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals and grant Awards (or amend existing Awards) in accordance with those rules.

3.10                        Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11                        Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12                        Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13                        Section 409A

3.13.1              All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption.  The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence.  To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

3.13.2              Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a)                                 any payment due upon a Grantee’s ceasing to provide services to the Company shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(b)                                 any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c)                                  any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d)                                 to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of CDIs or Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the CDIs or Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)                                  with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)                                   if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

(g)                                  if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(h)                                 for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Coronado, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity.  For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)- 2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.14                        Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15                        Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16                        Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan.  Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

3.17                        No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

3.18                        No Third-party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder.  The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.19                        Successors and Assigns of Coronado

The terms of the Plan will be binding upon and inure to the benefit of Coronado and any successor entity contemplated by Section 3.6.

3.20                        Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.21                        Non-Executive Directors of Coronado

If the Grantee is a Non-Executive Director of Coronado, Non-Stock-based awards (other than Restricted Shares or CDIs) that entitle the Grantee to receive Shares or CDIs on vesting (and if applicable, exercise) must be satisfied by Shares or CDIs that have been purchased on market, unless:

(a)                                 stockholder approval is not required under the ASX Listing Rules; or

(b)                                 stockholder approval has been obtained to the extent required under the ASX Listing Rules.

3.22                        Participation in new issues

Equity-based or equity-related Awards (other than restricted shares and restricted CDIs) carry no entitlement to participate in new issues of Shares or CDIs by the Company prior to the vesting and exercise (if applicable) of the Award.

3.23                        Date of Adoption and Approval of Stockholders

The Plan was adopted on September 21, 2018 by the Board (the “Effective Date”) and approved by Coronado’s stockholders on September 21, 2018.